Exhibit 23(b)


            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 of our report dated January 25, 1994, incorporated by reference in ServiceMaster Limited Partnership's Form 10-K for the year ended December 31, 1993, and to all references to our Firm included in this Registration Statement.





                                   ARTHUR ANDERSEN L.L.P.


Chicago, Illinois
February 10, 1995